Exhibit 99.2

Cyalume Technologies Holdings Announces Third Quarter 2010 Results

WEST SPRINGFIELD, Mass., November 1, 2010 (GLOBE NEWSWIRE) – Cyalume Technologies Holdings, Inc. (OTCBB: CYLU) today announced results for the three months ending September 30, 2010, reporting a 17% increase in revenues to $11.6 million from revenues of $9.9 million for the third quarter of 2009.  Adjusted net income, which is net income and amortization, increased 38% to $1.8 million from $1.3 million for the third quarter of 2009.  Adjusted EBITDA, which is earnings before interest, taxes, depreciation, amortization, non-cash stock-based compensation, foreign currency gains and losses, and certain one-time gains or expenses, increased 98% to $4.0 million for the third quarter of 2010 compared to $2.0 million for the third quarter of 2009.

For the nine months ending September 30, 2010, revenues increased 22% to $29.9 million from revenues of $24.4 million for the same period in 2009. Adjusted net income increased 67% to $3.9 million in 2010 from $2.3 million in 2009. Adjusted EBITDA increased 118% to $8.9 million in 2010 compared to $4.1 million in 2009.

Adjusted net income and adjusted EBITDA are important measures because they present a view of our performance on an ongoing basis without regard to capital structures, capital investment cycles and corresponding ages of related assets among comparable companies.  Comparable GAAP amounts and a reconciliation to GAAP are later contained in this release.

Derek Dunaway, Cyalume’s President and CEO, said, "In the third quarter,  we showed positive momentum across the business, reporting quarter-over-quarter as well as year-to-date growth in our sales, adjusted net income and adjusted EBITDA.  The quarter was also highlighted by the announcement of a strategic agreement with Fiocchi Ammunition USA for ChemiTracer®, the world's first non-pyrotechnic shotgun tracer.  We have begun the initial launch of the product at national shotgun trade and sporting events.”

“Our initiatives to grow the ammunition business are continuing to gain traction and we also continue to see the military chemical businesses in the US and internationally steadily improve, with sales increasing 20%.    We believe our strategy to further grow our business remains on track, as we continue to innovate and provide customers with technology-leading products that position the company for growth in the years ahead.”

Forward-Looking Statements
This press release and accompanying investor conference call include forward-looking statements concerning sales and operating earnings. These forward-looking statements are based upon management’s expectations and beliefs concerning future events. Forward-looking statements are necessarily subject to risks, uncertainties and other factors, many of which are outside the control of the Company and which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to: the effect of regional and global economic and industrial market conditions including our expectations concerning their impact on the markets we serve; the effect of conditions in the  financial and credit markets and their impact on the Company and our customers and suppliers; the impact of the Company’s cost reduction initiatives; the Company’s ability to execute its business plan to meet its sales, operating income, cash flow and capital expenditure guidance; the impact on the Company’s gross profit margins as a result of changes in product mix; the Company’s vulnerability to industry conditions and competition; the effect of any interruption in the Company’s supply of raw materials or a substantial increase in the price of raw materials; ongoing capital expenditures and investment in research and development; compliance with any changes in government regulations and environmental and health and safety laws; the effect on the Company’s international operations of unexpected changes in legal and regulatory requirements, export restrictions, currency controls, tariffs and other trade barriers, difficulties in staffing and managing foreign operations, political and economic instability, difficulty in accounts receivable collection and potentially adverse tax consequences; the effect of foreign currency exchange rates on the Company’s non-U.S. sales; reliance for a significant portion of the Company’s total revenues on a limited number of large organizations and the continuity of business relationships with major customers; the loss of key personnel; and, the nature and extent of military operations being conducted by customers.

Actual results and events may differ significantly from those projected in the forward-looking statements. Reference is made to Cyalume’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2009, its quarterly reports on Form 10-Q, and other periodic filings, for a description of the foregoing and other factors that could cause actual results to differ materially from those in the forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Investor Conference Call
A live Internet broadcast of the Company’s conference call discussing the third quarter results can be accessed via the investor relations page on the Cyalume web site (www.cyalume.com) on Tuesday, November 2, 2010, at 11:00 a.m. Eastern time. To participate, please dial 877-312-7507, or 253-237-1164 and ask for the "Cyalume Technologies Conference Call, ID No. 19754546.” A simultaneous webcast will also be at: http://investor.cyalume.com/eventdetail.cfm?eventid=87644. In addition, a replay of the conference call will be available shortly after the call on the Investor Relations page of the Company website at: http://investor.cyalume.com/index.cfm.

About Cyalume Technologies
Cyalume Technologies Holdings, Inc. (OTCBB: CYLU) is the world leader in the chemiluminescent industry providing dependable light for uses by militaries, police, fire and other public safety organizations in the U.S., NATO countries and the Middle East.  Cyalume’s chemical lights are depended on in emergencies such as blackouts, industrial accidents, acts of terrorism and natural disasters.  In addition, the Company produces a number of reflective and photoluminescent products.  The Company offers a full complement of military grade Cyalume® brand, industrial grade SnapLight® brand and consumer grade SafetyBright® brand emergency lighting solutions which are manufactured and distributed at its plants in West Springfield, MA and Aix-en-Provence, France.  The various reports we file with the SEC, including our annual reports on Form 10-K, our proxy statements, our quarterly reports on Form 10-Q and our current reports on Form 8-K are available on our website (www.cyalume.com).

Company Contact:
Cyalume Technologies Holdings, Inc.
Derek Dunaway, President and Chief Executive Officer
(413) 858-2500
ddunaway@cyalume.com

Investor Relations Contact:
Cameron Associates, Inc.
Kevin McGrath, Executive Vice President
(212) 245-4577
kevin@cameronassoc.com

Cyalume Technologies Holdings, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except shares and per share information)
(Unaudited)

	For the Three	For the Three
	Months Ended	Months Ended
	September 30,	September 30,
	2010	2009
Revenues	$11,570	$9,860
Cost of goods sold	5,483	5,938
Gross profit	6,087	3,922

Other expenses:
Sales and marketing	917	791
General and administrative	1,343	887
Research and development	402	487
Interest, net	631	673
Interest – related party	17	16
Amortization of intangible assets	441	878
Other, net	91	16
Total other expenses	3,842	3,748

Income before income taxes	2,245	174
Provision for (benefit from) income taxes	916	(151)
Net income	$1,329	$325

Income available to common stockholders for diluted net income per common share	$1,034	$325

Net income per common share:
Basic	$.09	$.02
Diluted	$.06	$.02

Weighted average shares used to compute net income per common share:
Basic	15,511,183	15,352,478
Diluted	17,524,995	15,418,949

Source:  Financial statements from Form 10-Q filed November 1, 2010.

Cyalume Technologies Holdings, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except shares and per share information)
(Unaudited)

	For the Nine	For the Nine
	Months Ended	Months Ended
	September 30,	September 30,
	2010	2009
Revenues	$29,859	$24,443
Cost of goods sold	14,695	14,374
Gross profit	15,164	10,069

Other expenses:
Sales and marketing	2,481	2,322
General and administrative	4,109	3,489
Research and development	1,135	1,295
Interest, net	1,931	1,925
Interest – related party	49	45
Amortization of intangible assets	1,353	2,612
Other, net	—	79
Total other expenses	11,058	11,767

Income (loss) before income taxes	4,106	(1,698)
Provision for (benefit from) income taxes	1,585	(755)
Net income (loss)	$2,521	$(943)

Income available to common stockholders for diluted net income per common share	$2,242	$(943)

Net income (loss) per common share:
Basic	$.16	$(.06)
Diluted	$.14	$(.06)

Weighted average shares used to compute net income (loss) per common share:
Basic	15,466,133	15,089,909
Diluted	16,240,932	15,089,909

Source:  Financial statements from Form 10-Q filed November 1, 2010.

Cyalume Technologies Holdings, Inc.
 Condensed Consolidated Balance Sheets
(in thousands, except shares and per share information)

	September 30,
	2010 (unaudited)	December 31, 2009
Assets
Current assets:
Cash	$2,472	$2,003
Accounts receivable, net of allowance for doubtful accounts of $26 and $239 at September 30, 2010 and December 31, 2009, respectively	4,202	3,319
Inventories, net	8,876	9,320
Income taxes refundable	—	294
Deferred income taxes	810	682
Prepaid expenses and other current assets	453	382
Total current assets	16,813	16,000

Property, plant and equipment, net	8,507	8,384
Goodwill	51,244	51,244
Other intangible assets, net	21,286	22,548
Other noncurrent assets	301	67
Total assets	$98,151	$98,243

Liabilities and Stockholders’ Equity
Current liabilities:
Lines of credit	$—	$3,200
Current portion of notes payable	1,012	6,940
Accounts payable	2,546	3,222
Accrued expenses and other current liabilities	2,413	2,069
Advance due to related parties	9	9
Income taxes payable	522	—
Total current liabilities	6,502	15,440

Senior notes payable, net of current portion	15,142	18,874
Convertible notes payable, net of discount	7,917	—
Notes payable due to related parties	1,114	1,065
Deferred income taxes	8,125	7,105
Derivatives	442	69
Asset retirement obligation, net of current portion	164	158
Total liabilities	39,406	42,711

Commitments and contingencies (Note 9)	—	—

Stockholders' equity:
Preferred stock, $0.001 par value; 1,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.001 par value; 50,000,000 shares authorized; 15,749,070 and 15,405,570 shares issued and outstanding at September 30, 2010 and December 31, 2009, respectively	16	15
Additional paid-in capital	89,151	87,926
Accumulated deficit	(29,872)	(32,393)
Accumulated other comprehensive loss	(550)	(16)
Total stockholders’ equity	58,745	55,532
Total liabilities and stockholders' equity	$98,151	$98,243

Source:  Financial statements from Form 10-Q filed November 1, 2010.

Cyalume Technologies Holdings, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands, except shares)
(Unaudited)

	For the Nine	For the Nine
	Months Ended	Months Ended
	September 30,	September 30,
	2010	2009
Cash flows from operating activities:
Net income (loss)	$2,521	$(943)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation of property, plant and equipment	577	479
Amortization	1,593	3,446
Provision for deferred income taxes	1,068	(1,009)
Stock-based compensation expense	875	271
Other non-cash expenses	186	357
Changes in operating assets and liabilities:
Accounts receivable	(920)	(1,024)
Inventories	377	953
Prepaid expenses and other current assets	(28)	(9)
Accounts payable and accrued liabilities	(169)	(22)
Income taxes payable	777	329
Net cash provided by operating activities	6,857	2,828

Cash flows from investing activities:
Proceeds from disposal of long-lived assets	207	—
Purchases of long-lived assets	(1,219)	(449)
Net cash used in investing activities	(1,012)	(449)

Cash flows from financing activities:
Payments for common stock subject to redemption	—	(1,123)
Net repayment of line of credit	(3,200)	(200)
Repayment of long-term notes payable	(9,859)	(2,633)
Proceeds from convertible notes payable	7,942	—
Payments to reacquire and retire common stock	—	(263)
Payment of stock registration costs	—	(279)
Payment of debt issuance costs	(250)	(65)
Proceeds from exercises of warrants	—	27
Net cash used in financing activities	(5,367)	(4,536)

Effect of exchange rate changes on cash	(9)	36
Net increase (decrease) in cash	469	(2,121)
Cash, beginning of period	2,003	3,952
Cash, end of period	$2,472	$1,831

Source:  Financial statements from Form 10-Q filed November 1, 2010.

Results of Operations — Adjusted Basis

Adjusted net income is an alternative view of performance used by management and we believe that investors' understanding of our performance is enhanced by disclosing this information. We define adjusted net income as the net income of Cyalume excluding amortization expense. The adjusted net income measure is not, and should not be viewed as, a substitute for U.S. GAAP net income. Adjusted net income is an important internal measurement for us. We measure the performance of the overall Company on this basis. The following are examples of how we use adjusted net income:

*	Senior management and the Board of Directors receive a quarterly analysis of our operating results that is prepared on an adjusted net income basis;
*	Our annual budget, as presented to the Board of Directors, is prepared on an adjusted net income basis

Despite the importance of this measure, we stress that adjusted net income is a non-GAAP financial measure that has no standardized meaning under U.S. GAAP and therefore, has limits in its usefulness to investors. Due to its non-standardized definition, adjusted net income (unlike U.S. GAAP net income) may not be comparable with the calculation of similar measures for other companies. Adjusted net income is presented solely to permit investors to more fully understand how management assesses our performance.

Cyalume Technologies Holdings, Inc.
Reconciliation of Net Income (Loss) to Adjusted Net Income
(Unaudited, in thousands)

	For the Three	For the Three
	Months Ended	Months Ended
	September 30,	September 30,
	2010	2009
Net income	$1,329	$325

Amortization of intangible assets and inventory step-up	441	961
Adjusted net income	$1,770	$1,286

	For the Nine	For the Nine
	Months Ended	Months Ended
	September 30,	September 30,
	2010	2009
Net income (loss)	$2,521	$(943)

Amortization of intangible assets and inventory step-up	1,353	3,267
Adjusted net income	$3,874	$2,324

Adjusted EBITDA (a Non-GAAP Financial Measure)

Cyalume defines Adjusted EBITDA as net income before interest expense, income taxes, depreciation, amortization, non-cash stock-based compensation, foreign currency gains or losses and one-time income or expense items. Management uses Adjusted EBITDA for establishing internal budgets, goals and certain performance bonuses. Internal financial reports including those provided to the Board of Directors, focus on Adjusted EBITDA. Since Adjusted EBITDA is not necessarily an indicator of overall cash flows of Cyalume, management reviews capital budgets and cash flow forecasts in parallel with Adjusted EBITDA analysis. Because Adjusted EBITDA eliminates interest expense, income taxes and depreciation, amortization, non-cash stock-based compensation, foreign currency gains or losses and one-time income or expense items, Cyalume considers this financial measure an important indicator of Cyalume's liquidity, operational strength and performance. Investors may find Adjusted EBITDA useful as it illustrates underlying operating trends in Cyalume's business.

In addition, components of Adjusted EBITDA are a key component in the determination of our compliance with certain covenants under our credit agreements. Adjusted EBITDA is not a measure of financial performance under GAAP. Adjusted EBITDA should not be considered in isolation, or as a substitute for net income, cash flows, or other consolidated income or cash flow data presented in accordance with GAAP or as a measure of our liquidity or financial condition. Because Adjusted EBITDA is not a measure determined in accordance with GAAP and is thus susceptible to varying calculations, Adjusted EBITDA as discussed may not be comparable to other similarly titled measures of other companies.

The use of Adjusted EBITDA as a supplemental liquidity measure is useful as it assists management in understanding and evaluating the Company's capacity, excluding the impact of interest, taxes, and non-cash depreciation and amortization charges, for servicing debt and other cash needs, prior to our consideration of the impacts of other potential sources and uses of cash, such as working capital items. Investors may find it useful for these purposes as well. Adjusted EBITDA should not be considered an alternative to, or more meaningful than, net cash provided by operating activities, as determined in accordance with GAAP, since it omits the impact of interest, taxes and changes in working capital that use or provide cash (such as receivables, payables and inventories) as well as the sources or uses of cash associated with changes in other balance sheet items (such as long-term loss accruals and deferred items). Because Adjusted EBITDA excludes depreciation and amortization, Adjusted EBITDA does not reflect any cash requirements for the replacement of the assets being depreciated and amortized, which assets will often have to be replaced in the future. Further, Adjusted EBITDA, because it also does not reflect the impact of debt service, income taxes, cash dividends, capital expenditures and other cash commitments, does not represent how much discretionary cash we have available for other purposes. Nonetheless, Adjusted EBITDA is a key measure expected by and useful to our investors, rating agencies and the banking community in the analysis of a Company's ability to service debt, fund capital expenditures and otherwise meet cash needs, respectively. Cyalume also evaluates Adjusted EBITDA because it is clear that movements in these non-GAAP measures impact the Company's ability to attract financing. Adjusted EBITDA, as calculated, may not be comparable to similarly titled measures reported by other companies.

Cyalume Technologies Holdings, Inc.
 Reconciliation of Net Income (Loss) to Adjusted EBITDA
(Unaudited, in thousands)

	For the Three	For the Three
	Months Ended	Months Ended
	September 30,	September 30,
	2010	2009
Net income	$1,329	$325

Adjustments to arrive at EBITDA:

Interest, net	648	689
Provision for (benefit from) income taxes	916	(151)
Depreciation	248	159
Amortization	441	878
EBITDA	3,582	1,900

Adjustments to arrive at adjusted EBITDA:

Inventory step-up	-	83
Other one-time expenses (1)	369	16

Adjusted EBITDA	$3,951	$1,999

	For the Nine	For the Nine
	Months Ended	Months Ended
	September 30,	September 30,
	2010	2009
Net income (loss)	$2,521	$(943)

Adjustments to arrive at EBITDA:

Interest, net	1,980	1,970
Provision for (benefit from) income taxes	1,585	(755)
Depreciation	577	479
Amortization	1,353	2,612
EBITDA	8,016	3,363

Adjustments to arrive at adjusted EBITDA:

Inventory step-up	-	655
Other one-time expenses (1)	906	79

Adjusted EBITDA	$8,922	$4,097

(1)	Non-cash stock-based compensation and foreign exchange (gains)/losses